UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 23, 2016
Brown & Brown, Inc.
(Exact Name of Registrant Specified in Charter)
Florida
(State or other jurisdiction of incorporation)

001-13619 (Commission File Number)	59-0864469 (I.R.S. Employer Identification No.)

220 South Ridgewood Avenue, Daytona Beach, FL (Address of principal executive offices)	32114 (Zip Code)
Registrant’s telephone number, including area code (386) 252-9601
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
❑ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
❑ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
❑ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
❑ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(e)
On May 4, 2016, shareholders of Brown & Brown, Inc. (the “Company”) approved an amendment to the Brown & Brown, Inc. 2010 Stock Incentive Plan (the “SIP”) to increase the aggregate number of shares available for issuance under the SIP by 1,200,000 shares (the shareholder vote is addressed under Item 5.07 below). The Board previously approved the amendment to the SIP, subject to approval by the Company’s shareholders. A brief summary of the SIP was included as part of Proposal 4 in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2016 (the “Proxy Statement”). The summary of the SIP contained in the Proxy Statement is qualified in its entirety by reference to the full text of the SIP, as amended, which is filed as Exhibit 10.1 to this report and is incorporated in response to this Item by reference thereto.
Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 4, 2016, the Company held its Annual Meeting of Shareholders (the “Meeting”). Proxies for the Meeting were solicited pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Company’s solicitation.
A total of 138,610,502 shares were outstanding and entitled to vote as of February 29, 2016 (the record date for the Meeting). Of this amount 132,894,485 shares, representing approximately 95.88% of the total number of shares outstanding, were represented in person or by proxy, constituting a quorum for the transaction of business, and were voted at the Meeting.
At the Meeting, shareholders elected J. Hyatt Brown, Samuel P. Bell, III, Hugh M. Brown, J. Powell Brown, Bradley Currey, Jr., Theodore J. Hoepner, James S. Hunt, Toni Jennings, Timothy R.M. Main, H. Palmer Proctor, Jr., Wendell S. Reilly and Chilton D. Varner to serve as directors until the next annual meeting of shareholders and until their respective successors are elected and qualified.
The table below sets out the number of votes cast for, votes withheld from and broker non-votes for each director:

Directors	Votes For	Votes Withheld	Broker Non-Votes
J. Hyatt Brown	117,835,094	6,528,442	8,530,949
Samuel P. Bell II	123,094,810	1,268,726	8,530,949
Hugh M. Brown	123,730,742	632,794	8,530,949
J. Powell Brown	123,819,303	544,233	8,530,949
Bradley Currey, Jr.	123,141,696	1,221,840	8,530,949
Theodore J. Hoepner	122,953,350	1,410,186	8,530,949
James S. Hunt	123,890,296	473,240	8,530,949
Toni Jennings	123,843,634	519,902	8,530,949
Timothy R.M. Main	76,257,336	48,106,200	8,530,949
H. Palmer Proctor, Jr.	123,888,810	474,726	8,530,949
Wendell S. Reilly	124,131,309	232,227	8,530,949
Chilton D. Varner	123,890,249	473,287	8,530,949

The shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accountants for the fiscal year ending December 31, 2016. Of the shares voted, 132,403,598 voted in favor, 472,837 voted against and 18,050 abstained.

The shareholders approved, on an advisory basis, the compensation of the Named Executive Officers. Of the shares voted, 121,856,248 voted in favor, 2,402,872 voted against and 104,413 abstained. There were also 8,530,952 broker non-votes.

The shareholders reapproved the material terms of the performance goals under the SIP pursuant to Internal Revenue Code Section 162(m). Of the shares voted, 121,968,510 voted in favor, 2,291,231 voted against and 103,792 abstained. There were also 8,530,952 broker non-votes.

The shareholders also approved the amendment of the SIP to increase the aggregate number of shares available for issuance under the SIP by 1,200,000 shares. Of the shares voted, 111,593,414 voted in favor, 12,660,605 voted against and 109,513 abstained. There were also 8,530,953 broker non-votes.
Item 9.01. Financial Statements and Exhibits.

(d)     Exhibits.

The following exhibit is filed herewith:

10.1        Brown & Brown, Inc. 2010 Stock Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2016

BROWN & BROWN, INC.

By: /s/ Robert W. Lloyd

Robert W. Lloyd
Executive Vice President, Secretary and
General Counsel

EXHIBIT INDEX

Exhibit No.        Description of Exhibit

10.1            Brown & Brown, Inc. 2010 Stock Incentive Plan, as amended